UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2006

STRATUS SERVICES GROUP, INC.
(Exact name of registrant as specified in its charter)

New Jersey (State or other jurisdiction of incorporation)	001-15789 (Commission File Number)	22-3499261 (IRS Employer Identification Number)
500 Craig Road, Suite 201 Manalapan, New Jersey 07726 (Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (732) 866-0300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❒	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act
(17 CFR 240.14d-2(b))
❒	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act
(17 CFR 240.13e-4 (c))

SECTION 3 -	SECURITIES AND TRADING MARKETS

ITEM 3.02	UNREGISTERED SALE OF EQUITY SECURITIES.

On January 12, 2006, Stratus Services Group, Inc. (the “Company”) issued an aggregate of 11,500,000 shares of its common stock to three employees, a director, three former directors and a consultant. These shares were issued in recognition of contributions made to the Company in recent periods. No monetary payment was made to the Company in connection with these transactions. In issuing the shares, the Company relied upon the exemptions provided by Section 4(2) of the Securities Act of 1933 (the “Securities Act”) and Rule 506 promulgated thereunder. The 11,500,000 shares were issued as follows:

Recipient	No. of Shares
Joseph J. Raymond (President & CEO)	2,000,000
Michael A. Maltzman (Treasurer& Chief Financial Officer)	2,000,000
Jamie Raymond (employee of Stratus Technology Services, LLC, the Company’s 50% owned joint venture)	2,000,000
Norman Goldstein (Director)	2,000,000
Donald Feidt (Former Director)	500,000
Sanford Feld (Former Director)	500,000
Michael Rutkin (Former Director)	500,000
Pylon Management, LLC (Consultant)	2,000,000
Jamie Raymond is the son of Joseph J. Raymond, the Company’s President and Chief Executive Officer. Pylon Management, LLC employs Jeffrey J. Raymond, who is also a son of Joseph J. Raymond.

On January 13, 2006, the Company entered into an agreement with Pinnacle Investment Partners, L.P. (“Pinnacle”) pursuant to which it issued to Pinnacle, effective December 28, 2005, a secured convertible promissory note (the “Convertible Note”) in the aggregate principal amount of $2,356,850 in exchange for 21,531 shares of the Company’s Series I Preferred Stock held by Pinnacle. As a result of the exchange, there are no longer any shares of Series I Preferred Stock outstanding, and the Company no longer has any obligation to pay to Pinnacle any amounts owed to it under the terms of the Series I Preferred Stock, including $103,716 of unpaid dividends which had accrued through December 28, 2005. The Convertible Note, which is secured by substantially all of the Company’s assets, becomes due as follows:

•	$1,800,000 becomes due and payable in cash upon the earlier of the Company’s receipt of $1,800,000 of accounts receivable or March 15, 2006.

•	$331,850 and accrued interest at a rate of 12% per annum is payable in 24 equal installments of principal and interest during the period commencing June 28, 2007 and ending on May 28, 2009.

•
$225,000 and accrued interest thereon at the rate of 6% per annum becomes due and payable on December 28, 2007; provided, however, that the Company has the right to pay such amount in cash or shares of its common stock (valued at $0.0072 per share).

Pinnacle has the right to convert the principal amount of and interest accrued under the Convertible Note at any time as follows:

•	$331,850 of the principal amount and unpaid interest accrued thereon is convertible into the Company’s common stock at a conversion price of $.06 per share.

•	$225,000 of the principal amount and unpaid accrued interest thereon is convertible into the Company’s common stock at a conversion price of $0.0072.

Pinnacle may not convert the Convertible Note to the extent that the conversion would result in Pinnacle owning in excess of 9.999% of the then issued and outstanding shares of common stock of the Company. Pinnacle may waive this conversion restriction upon not less than 60 days prior notice to the Company.

The Company relied on the exemption provided by Rule 3(a)(9) of the Securities Act in completing the exchange transaction with Pinnacle. The nephew of Joseph J. Raymond, the Company’s President and Chief Executive Officer is affiliated with Pinnacle.

SECTION 9.	FINANCIAL STATEMENTS AND EXHIBITS
ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS
(c)	Exhibits
Exhibit

4.2.14	Secured Convertible Promissory Note dated as of December 28, 2005 issued to Pinnacle Investment Partners, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STRATUS SERVICES GROUP, INC.

Date: January 18, 2006	By:	/s/ Joseph J. Raymond

President & CEO